UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): July 28, 2008
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

0-21258	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On July 28, 2008, Chico’s FAS, Inc. and its subsidiaries (the “Company”) entered into a Second Amendment (“the Amendment”) to its Second Restated Revolving Credit Loan Agreement dated as of July 28, 2008 (the “Agreement”), with Bank of America, N.A. (the “Lender”). The Amendment confirms the continuation of the revolving credit facility while replacing the rolling maturity date provisions with a fixed maturity date of June 1, 2010. Also as a result of the Amendment, certain financial covenants in the Agreement, including the Company’s covenants to maintain specified financial ratios, were added or amended by the parties to better coordinate with the Company’s current and expected business needs.
     The Amendment does not affect the total committed amount of the credit line or potential interest rates on any borrowings. At this time, the Company has no outstanding borrowings under the Agreement except for amounts related to commercial and standby letters of credit arising in the normal course of business.
     The foregoing description of the provisions of the Amendment is qualified in its entirety by reference to the full and complete terms of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit 10.1	Second Amendment to Second Restated Revolving Credit Loan Agreement, effective as of July 28, 2008

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: August 1, 2008	By:	/s/ Michael J. Kincaid
Michael J. Kincaid, Senior Vice President — Finance,
Chief Accounting Officer and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Second Amendment to Second Restated Revolving Credit Loan Agreement, effective as of July 28, 2008